Media Contacts:

Aquila

Al Butkus	(816) 467-3616
Media Relations	(816) 467-3000

Black Hills Corporation

Barbara Zar	(605) 721-2366

Investor Relations:

Aquila
Jason Ketchum	(816) 467-3274
Toll-free	(800) 487-6661

Black Hills Corporation

Dale Jahr	(605) 721-2326

AQUILA AND BLACK HILLS CORPORATION ANNOUNCE

RECEIPT OF ANTITRUST CLEARANCE

            KANSAS CITY, MO. Aug. 28, 2007—Aquila, Inc (NYSE:ILA) and Black Hills Corporation (NYSE:BKH) today announced that they have been advised by the Federal Trade Commission that it has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), in connection with the previously announced agreement for Black Hills to acquire Aquila’s electric generation and distribution properties in Colorado and its natural gas distribution properties in Colorado, Iowa, Kansas and Nebraska.

            The early termination of the waiting period became effective on August 27, 2007. Absent this early termination, the HSR waiting period was scheduled to expire at 11:59 p.m. on September 4, 2007. Expiration or early termination of the HSR waiting period without action by either the Federal Trade Commission or the Department of Justice is a condition to completion of the proposed sale. In April 2007, Aquila and Black Hills filed the requisite state regulatory applications regarding the proposed transaction, including regulatory applications in Colorado, Iowa, Kansas and Nebraska.

            Based in Kansas City, Mo., Aquila owns electric power generation and operates electric and natural gas transmission and distribution networks serving approximately 900,000 customers ion Colorado, Iowa, Kansas, Missouri and Nebraska. More information is available at www.aquila.com.

Add page 2, Aquila/Black Hills

            Black Hills Corporation is a diversified energy company. The company’s retail businesses are Black Hills Power, an electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Cheyenne Light, Fuel & Power, an electric and gas distribution utility serving the Cheyenne, Wyoming vicinity. Black Hills Energy, the wholesale energy business unit, generates electricity, produces natural gas, oil and coal, and markets energy. More information is available at our Internet website: www.blackhillscorp.com.

Additional Information and Where to Find It

In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy filed with the SEC a registration statement on Form S-4 (Registration No. 333-142715), containing a preliminary joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila, Inc., with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in the proxy statement for Great Plains Energy’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2007. Information regarding Aquila, Inc., directors and executive officers and their ownership of Aquila, Inc., common stock is set forth in the proxy statement for Aquila’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila, and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction.

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